AMENDMENT TO 1999 STOCK INCENTIVE PLAN

On September 20, 2007, the Board of Directors approved an amendment to the 1999 Stock Incentive Plan, as amended and restated on September 21, 2006 (the “Plan”):

The first sentence of Section 4.2(f) of the Plan shall be amended, effective immediately, to read as follows:

Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or, with respect to Awards to employees below the level of Vice President (provided that such Awards shall not exceed 5% of the shares of Stock currently available for grant under the Plan), to one or more subcommittees, each composed of one or more other members of the Board; and other than in respect to eligibility, times of Awards, and terms, conditions, performance criteria, restrictions and other provisions or Awards, and except as otherwise provided by the Committee from time to time, the Committee delegates its responsibilities and powers to the Vice President-Human Resources or his or her successor.

FORM 10-Q